EX-31 Rule 13a-14(d)/15d-14(d) Certification.

  Re: Soundview Home Loan Trust, Series 2007-1
  Asset Backed Certificates, Series 2007-1

  I, Molly Yackel, certify that:

  1.I have reviewed this annual report on Form 10-K and all reports on Form
    10-D required to be filed in respect of the period covered by this report on Form 10-K Soundview Home Loan Trust 2007-1 (the "Exchange Act periodic reports");

  2.Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

  3.Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

  4.I am responsible for reviewing the activities performed by the servicers and based on my knowledge and the compliance reviews conducted in preparing the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

  5.All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

    In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:
    Central Mortgage Company as Servicer, Countrywide Home Loans Servicing LP as Servicer, GMAC Mortgage, LLC f/k/a GMAC Mortgage Corporataion as Servicer and Ocwen Loan Servicing, LLC as Servicer.

    Dated:   March 28, 2008


    /s/ Molly Yackel
    Signature

    Vice President
    (Senior officer in charge of the servicing function of the master servicer)